Exhibit No. 10
SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "Agreement") is entered into this 14th day of January, 1997, by and between UTI CHEMICALS (EUROPE) LTD., a United Kingdom corporation ("UTI-UK") and CORONEL INVESTMENTS LIMITED, a Jersey corporation (hereinafter referred to as the "Seller") and AMERICAN TIRE CORPORATION, a Nevada corporation, (hereinafter referred to as the "Buyer"), on the following:

Premises

A. Buyer is a corporation existing under the laws of the state of Nevada, having been incorporated on January 30, 1995. Buyer is a publicly held corporation whose common stock is traded in the over-the-counter market on the National Association of Securities Dealer's OTC Bulletin Board under the symbol "ATYR". Buyer is authorized to issue 25,000,000 shares of common stock, par value $0.001 per share (the "Buyer's Common Stock"), of which 4,176,748 shares are issued and outstanding.

B. UTI-UK is a corporation existing under the laws of United Kingdom, having been incorporated on __________ 1990, whose place of business is Thane House, Hilmarton, Wiltshire, United Kingdom.

C. Seller owns 100,000 full paid up shares of UTI-UK Capital Stock, representing 100% of the issued and outstanding UTI-UK Capital Stock (the "Shares") and desires to sell the Shares.

D. Buyer desires to purchase 100% of the UTI-UK Capital Stock from Seller at a cash purchase price of US$400,000 and the issuance of 200,000 shares of the Buyer's Common Stock.

Agreement

     BASED, upon the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1.01 Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer 100,000 shares of UTI-UK Capital Stock, constituting 100% of UTI-UK's issued and outstanding shares of Capital Stock. Buyer agrees to pay for such shares an aggregate purchase price of US$400,000 and to issue to Seller, 200,000 shares of Buyer's Common Stock at Closing as hereinafter defined. For purposes of accounting treatment, the purchase of the Shares by Buyer shall be accounted for as the purchase of UTI-UK by the Buyer.

1.02 The closing (the "Closing") of the transactions contemplated by this Agreement shall on or before January 31, 1996, unless extended by the mutual consent of the parties, and be subject to compliance with or waiver of the following conditions:

(a)     The approval of the Agreement by the board of directors of the Buyer;

(b) The final date prescribed by any state or federal regulatory agency pursuant to any state or federal law, rule, or regulation prior to which the transactions may not be effectuated;

(c)     The satisfaction of all other conditions precedent to the Closing.

1.04     Closing Events.

(a) Buyer's Deliveries. Subject to fulfillment or waiver of the conditions set forth in this Agreement, the Buyer shall deliver to Seller at Closing all the following:

     (i) A copy of the resolution of the Buyer's board of directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary of the Seller as of the Closing Date;

     (ii)  A cashier's or bank check in the amount of US$400,000; and

     (iii)  A certificate representing 200,000 shares of the Buyer's Common
Stock.

     In addition to the above deliveries, the Buyer shall take all steps and actions as the Seller may reasonably request or as may otherwise be necessary to consummate the transactions contemplated hereby.

(b) Seller's Deliveries. Subject to fulfillment or waiver of the conditions set forth in this Agreement, Seller shall deliver to Buyer at Closing all the following:

     (i) A Certificate of Good Standing or its equivalent from the appropriate authority, issued as of a date within five days prior to the Closing Date certifying that UTI-UK is in good standing as a corporation in the United Kingdom;

     (ii) Copies of the resolutions of the Seller's and UTI-UK's board of directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary of each corporation as of the Closing Date; and

     (iii) The certificate(s) representing all the Shares of UTI-UK Capital Stock, with appropriate stock powers, executed by a duly authorized officer of Seller.

     In addition to the above deliveries, the Seller and UTI-UK shall take all steps and actions as the Buyer may reasonably request or as may otherwise be necessary to consummate the transactions contemplated hereby.

     2. Representations and Warranties of Seller and UTI-UK. As an inducement to, and to obtain the reliance of Buyer in connection with its purchase of the Shares, Seller and UTI-UK represent and warrant to Buyer that:

2.01 The Shares to be sold and transferred by Seller hereby are conveyed free and clear of any and all liens, claims, and encumbrances, and Seller has the free and unqualified right to bargain, sell, transfer, convey, and assign the same without the prior authorization, consent, or approval of any other party.

2.02 UTI-UK is and will be on the Closing Date a corporation duly organized, validly existing, and in good standing under the laws of the United Kingdom and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business, operations, properties, assets, or condition of UTI-UK. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of UTI-UK's constating documents or bylaws or other agreement to which it is a party or by which it is bound.

2.03 The board of directors of both the Seller and UTI-UK have authorized the execution, delivery, and performance of this Agreement by the Seller and UTI-UK and have approved the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Seller and UTI-UK and is a legal, valid, and binding obligation of both Seller and UTI-UK enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, or other laws affecting enforcement of creditor's rights generally and by general principles of equity.

2.04 The authorized capitalization of UTI-UK consists of 100,000 shares of capital stock, ("UTI-UK Capital Stock"), 1 pound sterling per share, of which 100,000 shares are issued and outstanding. All issued and outstanding shares of UTI-UK are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of UTI-UK.

2.05 UTI-UK has no subsidiaries or predecessors as those terms are defined under generally accepted accounting principles or regulation S-X promulgated by the United States Securities and Exchange Commission (the "SEC").

2.06 Seller has provided the Buyer the Audit Report of Wise & Co., Chartered Accountants and Registered Auditors, relating to the balance sheet of UTI-UK as of December 31, 1995, and the related profit and loss account and cash flow statement for the year then ended, and the accompanying notes to the cash flow statement and financial statements. In addition, prior to the Closing, Seller shall provide Buyer with unaudited financial statements for UTI-UK for the
fiscal year ended December 31, 1996.   All such financial statements have been
or will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets of UTI-UK present fairly, as of their respective dates, the financial position of UTI-UK. UTI-UK did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, and all assets reflected therein present fairly the assets of UTI-UK. The profit and loss account and cash flow statements present fairly the financial position and results of operations of UTI-UK as of their respective dates and for the respective periods covered thereby.

2.07 Except as set forth in this Agreement since the date of the most recent UTI-UK balance sheet described in Section 2.06:

(a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of UTI-UK or
(ii) any damage, destruction, or loss to UTI-UK (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of UTI-UK; and

(b) To the best knowledge of UTI-UK, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of UTI-UK.

2.08 Except as provided herein or disclosed in the most recent UTI-UK balance sheet and the notes thereto, UTI-UK has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent UTI-UK balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

2.09 There are no actions, suits, or proceedings pending or, to the knowledge of UTI-UK, threatened by or against UTI-UK or affecting UTI-UK, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. UTI-UK does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.10  Except as included or described in Schedule 2.10:

(a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which UTI-UK is a party by which it or any of the properties of UTI-UK are bound;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which UTI-UK is a party or by which its properties are bound and which are material to the operations or financial condition of UTI-UK are valid and enforceable by UTI-UK in all material respects; and

(c) UTI-UK is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as UTI-UK can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of UTI-UK.

(d) UTI-UK is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of UTI-UK, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which UTI-UK has not taken adequate steps to prevent such a default from occurring.

2.11 All of the insurable properties of UTI-UK are insured for full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing.

3. Representations and Warranties of Buyer. As an inducement to, and to obtain the reliance of Seller in connection with the sale of the shares of Common Stock, Buyer represents and warrants as follows:

3.01 Buyer is a corporation duly organized, validly existing, and in good standing under laws of the state of Nevada, United States of America.

3.02 All corporate and other proceedings required to be taken by or on the part of Buyer to authorize Buyer to enter into and carry out this Agreement and to purchase the Shares hereunder have been or, prior to the Closing will be, duly authorized and properly taken. This Agreement has been duly executed and delivered by Buyer and is valid and enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies.

4.  Other Agreements.

4.01 Concurrently with the execution of this Agreement, Buyer and Seller shall enter into a lock-up agreement, substantially in the form attached hereto as Exhibit "A" (the "Lock-up Agreement"), wherein the Seller shall agree not to sell during the 24 month period following the Closing, more than 50,000 shares of the Buyer's Common Stock; provided, however, all sales of the Buyer's Common Stock are made in market transactions pursuant to an effective registration statement or in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act").

4.02 Concurrently with the execution of this Agreement, Buyer and Seller shall enter into a management agreement, substantially in the form attached hereto as Exhibit "B" (the "Management Agreement"), wherein the Buyer shall retain the management services of the Seller and Seller shall agree to manage the day-to-day operations of UTI-UK for a 12 month period, in exchange for a monthly payment of US$9,990 per month.

5. Special Covenants and Representations Regarding the Shares. The consummation of this Agreement and the transactions herein contemplated, including the sale of the Shares by Seller to Buyer as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and certain state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which Buyer acquires such Shares. The parties shall cooperate and utilize their best efforts to document reliance on exemptions from registration under applicable federal and state securities laws.

6.  Special Covenants and Representations Regarding the Seller's Common
Stock. The consummation of this Agreement and the issuance of the Buyer's Common Stock to the Seller as partial consideration for all of the issued and outstanding UTI-UK Capital Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

6.01 In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for issuance of the Buyer's Common Stock and/or the delivery of appropriate separate representations, the parties accept and concur in, the following representations and warranties:

(a) Seller acknowledges that the neither the SEC nor the securities commission of any other jurisdiction has made any determination as to the merits of acquiring the Buyer's Common Stock and that this transaction involves certain risks.

(b) The Seller has knowledge and experience in business and financial matters that it is capable of evaluating the Buyer's business operations.

(c) Except as provided in Section 4.01, Seller has no present intention of dividing the Buyer's Common Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(d) The Seller understands that the Buyer's Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain other statutes for transactions by an issuer not involving any public offering and that any disposition of the Buyer's Common Stock, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the Buyer's Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present United States securities law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, which allows sales of securities in reliance upon rule 144 only in limited amounts in accordance with the terms and conditions of that rule, after two years after the date the Buyer's Common is acquired from the Buyer and the Buyer's Common Stock is fully paid for, as calculated in accordance with rule 144(d). After three years from the date the securities acquired from the Buyer and are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

(e) Seller acknowledges that the shares of Buyer's Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The certificate(s) representing the Buyer's Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT, AND ARE SUBJECT TO A LOCK-UP AGREEMENT DATED JANUARY 14,
1997. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH THE TERMS OF THE LOCK-UP AGREEMENT AND/OR RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

6.02 In connection with the transaction contemplated by this Agreement, the Buyer shall file, with the assistance of its legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, including a notice on form D to be filed with the SEC, and the appropriate regulatory authority in the jurisdiction where the Seller resides unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.

6.03 The Buyer and Seller acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

7. No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes and no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

8. Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

If to Buyer, to:  AMERICAN TIRE CORPORATION
Attn.: Richard A. Steinke
446 West Lake Street
Ravenna, Ohio  44266  U.S.A.
Telecopy No.:  001 (330) 296-9787

With a copy to:  Elliott N. Taylor, Esq.
TAYLOR AND ASSOCIATES
3090 East 3300 South, Suite  400
Salt Lake City, Utah 84109
Telecopy No.: (801) 463-6085

If to Seller or
UTI-UK, to:  UTI CHEMICAL (EUROPE) LTD.
Attn.: Hugh Sims-Hilditch
Thane House
Hilmarton
Wiltshire SN11 8SB, England
Telecopy No.: 011 44 1249 760547

With a copy to: [No information proved]


or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

9. Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

10. Survival. The representations and warranties of the respective parties set forth herein shall survive the Closing, the consummation of the transactions contemplated in this Agreement, and the delivery of the Shares pursuant hereto.

11. Governing Law. This Agreement shall be governed by and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Nevada.

12. Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, and there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein. No amendment or modification hereof shall be effective until and unless the same shall have been set forth in writing and signed by the parties hereto.

13. Third-Party Beneficiary. Seller, Buyer, and UTI-UK are the only parties to this Agreement, and no one else shall be deemed to have any rights hereunder or be deemed a third-party beneficiary.

14. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable, the remainder of this Agreement or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

15. Brokers. Buyer and Seller agree that there were no finders or brokers involved in bringing the Buyer and Seller together or who are instrumental in the negotiations, execution, or consummation of this Agreement. Further, Buyer and Seller each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Buyer or Seller and such third party, whether express or implied, from the actions of Buyer or Seller.

     The covenants set forth in this section shall survive the Closing and the consummation of the transactions herein contemplated.

16. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument.
PAGE

17. No Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, in law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation of the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 14th day of January, 1997.

BUYER:                                    SELLER:

AMERICAN TIRE CORPORATION                 CORONEL INVESTMENTS LIMITED
[A Nevada corporation]                    [A Jersey corporation]

/S/ Richard A. Steinke, C.E.O.            /S/ Hugh Sims-Hilditch
Its Duly Authorized Officer               Its Duly Authorized Officer

                                          UTI CHEMICALS (EUROPE) LTD.
                                          [A United Kingdom corporation]

                                          /S/ Hugh Sims-Hilditch
                                          Its Duly Authorized Officer
PAGE

Exhibit A to Share Purchase Agreement

January 14, 1997
AMERICAN TIRE CORPORATION
446 West Lake Street
Ravenna, Ohio  44266

Re: Sale of Common Stock of American Tire Corporation) by Coronel Investment Limited

Gentlemen:

     Coronel Investment Limited, a Jersey corporation ("Coronel") is the holder of 200,000 shares of restricted common stock of American Tire Corporation (the "Company"), and may, therefore, personally benefit from the development of a public trading market for the Company's Common Stock. Pursuant to a Share Purchase Agreement dated January 14, 1997, between Coronel and the Company, Coronel has agrees not to sell more than 50,000 its shares of the Company's Common Stock in the public market prior to January 14, 1999; provided, however, any such sales of the Company's Common Stock shall be made in a market transaction pursuant to an effective registration statement or in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act").

     Coronel agrees that the Company may place a restrictive legend to the foregoing effect on the certificates representing the shares and may issue appropriate stop-transfer instructions to its transfer agent.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT, AND ARE SUBJECT TO A LOCK-UP AGREEMENT DATED JANUARY 14,
1997. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH THE TERMS OF THE LOCK-UP AGREEMENT AND/OR RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

     Coronel acknowledges that the breach or threatened breach by it of the covenants set forth herein may result in irreparable injury to the Company which is not adequately compensable by the payment of damages. Accordingly, Coronel agrees that the Company may seek and obtain injunctive relief against the breach or threatened breach by Coronel of any of the foregoing covenants.

Sincerely,
CORONEL INVESTMENTS LIMITED
/S/ Hugh Sims-Hilditch
Its Duly Authorized Officer

Agreed and Accepted:
AMERICAN TIRE CORPORATION
/S/ Richard A. Steinke
Its Duly Authorized Officer

Exhibit B to Share Purchase Agreement

MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (the "Agreement") is entered into effective this 14th day of January, 1997, by and between AMERICAN TIRE CORPORATION, a Nevada corporation (the "Company"), and CORONEL INVESTMENTS LIMITED, a Jersey corporation (the "Manager").

     FOR AND IN CONSIDERATION of the mutual covenants contained herein and of the mutual benefits to be derived hereunder, the parties agree as follows:

1. Employment. The Company hereby employs Manager to perform those duties generally described in this Agreement, and Manager hereby accepts and agrees to such employment on the terms and conditions hereinafter set forth.

2. Term. The term of this Agreement shall commence on February 1, 1997, and end on January 31, 1998.

3. Duties. During the term of this Agreement, Manager shall be employed by Company as the General Manager of UTI Chemical (Europe) Ltd. ("UTI-UK"). As General Manager, Manager shall be responsible for:

(a)  The day-to-day management and control of UTI-UK;

(b) The general business affairs and property of UTI-UK and general supervision over its employees and agents;

(c) Subject to prior review by the Company, signing and executing official documents and other instruments for and on behalf of UTI-UK;

(d) Assuring that the books, reports, statements, and other documents and records required to be kept by UTI-UK are properly kept and filed;

(e) Having charge and supervision over and being responsible for the monies, receipts, and disbursements of UTI-UK, including causing monies and other valuable effects of UTI-UK to be deposited in the name and to the credit of UTI-UK in such banks or other depositories as shall be determined by the Company;

(f) Rendering, on a monthly basis, a statement of the financial condition of UTI-UK, including causing to be kept correct books of account of all the business and transactions of UTI-UK and such other documents and records required to be kept for financial reporting purposes as specified by the Company and/or its legal counsel or auditors; and

(g) Performing such other duties as from time to time may be assigned to Manager by the Company.

Manager shall devote substantially all of his working time and efforts to the business of UTI-UK and its subsidiaries and shall not, during the term of this Agreement, be engaged in any other substantial business activities that will significantly interfere or conflict with the reasonable performance of his duties hereunder.

4. Compensation. For all services rendered by Manager, Company shall pay to Manager a management fee of US$9,990 per month throughout the term of this Agreement, payable monthly. The rate of management fee may be increased at any time as the board of directors may determine, based on earnings, increased activities of UTI-UK, or such other factors as the board of directors may deem appropriate.

5. Expenses. Company will reimburse Manager for all reasonable and ordinary business expenses incurred by Manager in the course of providing management services on behalf of UTI-UK under the terms of this Agreement, including expenses for travel, lodging, meals, beverages, entertainment, and other items. Manager shall provide the Company with receipts and/or other documentation concerning all such business expenses and the Company, on receipt of documentation acceptable to it, shall pay such expenses by making periodic payments to the Manager.

6. Independent Contractor. Manager is retained under the terms of this Agreement as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship between the parties. Manager shall be solely liable for the payment of any taxes imposed or arising out of the payment of the compensation to it by the Company as set forth in this Agreement.

7. Covenant Not to Compete. For a period of two years after termination of this Agreement, except in the event of breach of this Agreement by the Company, Manager agrees that it will not directly or indirectly engage in, assist, perform services for, establish or open, or have any equity interest (other than ownership of 10% or less of the outstanding stock of any corporation) in any person, firm, corporation, or business entity (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engage in any business operations that would be in direct competition of that of the Company. If in any judicial proceeding, a court should refuse to enforce any of the separate covenants deemed included in this section, then the unenforceable covenants shall be deemed to be eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     This covenant not to compete shall not be construed as restricting Manager's right to own shares in any company or limited partnership or business entity (other than ownership of 10% or less of the outstanding stock of any corporation) provided Manager does not perform services for, or participate in any way in the management of, a business entity which competes in the manner outlined above.

8. Nondisclosure of Information. Manager will not, directly or indirectly, during or after the term of this Agreement disclose to any person not authorized by the Company to receive or use such information, except for the sole benefit of the Company, any of the Company's or UTI-UK's confidential or proprietary data, information, or techniques, or give to any person not authorized by the Company to receive it any information that is not generally known to anyone other than the Company or that is designated by the Company as "Limited," "Private," or "Confidential," or similarly designated.

9. Termination for Cause. The Company may terminate this Agreement during its term with cause ("Cause") by showing that Manager has materially breached its terms; that Manager, in the determination of the board, has been grossly negligent in the performance of its duties; that it has substantially failed to meet written standards established by Company for the performance of its duties; or that it has engaged in material willful or gross misconduct in the performance of his duties hereunder.

10. Assignment. This Agreement may not be assigned or transferred by either party without the prior written consent of the other party.

11. Indemnification. The Company shall indemnify Manager and hold Manager harmless from liability for acts or decisions made by Manager while performing services for Company to the greatest extent permitted by applicable law.

12. Entire Agreement. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the retention of the management services of Manager by Company. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto covering any matter during this contract period, or any plans or periods thereafter, shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that is to constitute a part of this Agreement and is attached as an amendment to this Agreement and is signed by the parties to this Agreement.

13. Enforcement. Each of the parties to this Agreement shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party.

14. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Nevada.

15. Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

16. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any covenant, agreement, term, or condition.

PAGE

     AGREED AND ENTERED INTO as of the date first above written.

COMPANY:

AMERICAN TIRE CORPORATION
[A Nevada corporation]

By: /S/ Richard A. Steinke
Its Duly Authorized Officer

MANAGER:

CORONEL INVESTMENTS LIMITED
[A Jersey corporation]

By: /S/ Hugh Sims-Hilditch
Its Duly Authorized Officer